UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 28, 2017
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FIRST NBC BANK HOLDING COMPANY
(Exact name of registrant as specified in its charter)
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Louisiana	001-35915	14-1985604
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Baronne Street New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (504) 566-8000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.03.    Bankruptcy or Receivership.

On April 28, 2017, First NBC Bank (the “Bank”), the wholly-owned subsidiary of First NBC Bank Holding Company (the “Company”), was closed by the Louisiana Office of Financial Institutions, and the Federal Deposit Insurance Corporation (“FDIC”) was appointed as receiver of the Bank.

The Company’s principal asset is the capital stock that it owns in the Bank, and, as a result of the closure of the Bank, the Company has no material remaining tangible assets. As the owner of all of the capital stock of the Bank, the Company would be entitled to the net recoveries, if any, following the liquidation or sale of the Bank or its assets by the FDIC. However, at this time, the Company believes that no recovery will be realized with respect to its investment in the Bank.

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.
On May 1, 2017, the Company received a Nasdaq Staff Determination letter notifying the Company that the staff of The NASDAQ Stock Market LLC (“Nasdaq”) has determined that the Company’s securities will be delisted from the Nasdaq Global Select Market. Under Nasdaq rules, the Company may request an appeal of the delisting determination; however, it does not intend to do so. Therefore, trading of the Company’s common stock will be suspended at the opening of business on May 10, 2017, and a Form 25-NSE will be filed with the Securities and Exchange Commission.

Item 7.01.     Regulation FD Disclosure.

On April 28, 2017, the Company issued a press release with respect to the closure of the Bank. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
On May 1, 2017, the Company issued a press release announcing its receipt of the Nasdaq Determination Letter. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
As provided in General Instruction B.2 to Form 8-K, the information furnished in Exhibits 99.1 and 99.2 of this Current Report on Form 8-K will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information will not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated April 28, 2017, announcing the closure of the Bank
99.2	Press release, dated May 1, 2017, announcing the receipt of the Nasdaq letter

Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements do not relate strictly to historical or current facts. Forward-looking statements reflect the current views and estimates of management of the Company with respect to future economic circumstances, industry conditions, company performance and financial results. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond the control of the Company - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Among other factors, actual results may differ from those described in forward-looking statements due to the result of any potential bankruptcy proceeding; the actions of Nasdaq concerning the continued listing of the Company on such exchange; the actions of other regulatory agencies which may be taken in response to the Bank’s receivership; the actions of the Company’s creditors in connection with the events disclosed in this report; as well as other factors included in filings made by the Company with the SEC, including those risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.  Forward-looking statements speak only as of the date they are made.  Copies of the Company’s reports filed with the SEC are available in the Investor Relations section of the Company’s website, http://ir.firstnbcbank.com. The Company undertakes no duty to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: May 4, 2017
FIRST NBC BANK HOLDING COMPANY

By: /s/ Shivan Govindan
Shivan Govindan
Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated April 28, 2017, announcing the closure of the Bank
99.2	Press release, dated May 1, 2017, announcing the receipt of the Nasdaq letter